As filed with the Securities and Exchange Commission on October 27, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CARDINAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0958666 (I.R.S. Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio (Address of Principal Executive Offices)	43017 (Zip Code)

ALARIS MEDICAL SYSTEMS, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
ALARIS MEDICAL SYSTEMS, INC. 2004 STOCK INCENTIVE PLAN
ALARIS MEDICAL SYSTEMS, INC. 1996 STOCK OPTION PLAN
THIRD AMENDED AND RESTATED 1988 STOCK OPTION PLAN
(Full title of the plans)

Paul S. Williams
Executive Vice President, Chief Legal Officer and Secretary
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
(Name and address of agent for service)

(614) 757-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share(2)	price(2)	registration fee(2)
Common Shares, without par value	569,000	$37.97	$21,604,930	$2,737.34

(1)	Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.

(2)	The registration fee has been calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices on October 20, 2004, of the Company’s Common Shares as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The information in the documents listed in (a) through (c) below to the extent filed and not furnished are incorporated by reference in this registration statement. All information filed (but not furnished) in documents filed by Cardinal Health, Inc. (the “Company”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2004 (the “Form 10-K”);

(b)	All other information filed (but not furnished) in reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2004; and

(c)	The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A dated August 19, 1994, pursuant to Section 12 of the Exchange Act.

Item 5. Interest of Named Experts and Counsel.

     The legality of the Common Shares offered hereby has been passed upon for the Company by Stephen T. Falk, Vice President and Associate General Counsel of the Company. Mr. Falk is paid a salary by the Company and he participates in various employee benefit plans offered to its employees generally. Mr. Falk holds Common Shares of the Company, as well as vested and unvested equity incentive awards with respect to Common Shares of the Company, valued at greater than $50,000.

Item 6. Indemnification of Directors and Officers.

     Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors and other persons.

     Article 6 of the Company’s Restated Code of Regulations, as amended (“Code of Regulations”), contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company’s Code of Regulations provides for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith.

     The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company’s Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors’ and officers’ liability insurance, the Company will, in effect, become a self-insurer of the coverage; (iii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee, or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise; and (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to indemnification for that proceeding under the agreement. Coverage under the contracts is excluded: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; or (B) if a final court of adjudication shall determine that such indemnification is not lawful; or (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Exchange Act or provisions of any federal, state, or local statutory law; or (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; or (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries (but in no event earlier than the time such entity became a subsidiary of the Company); or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.

     The Company maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4(a)	Specimen Certificate for the Company’s Common Shares (1)

4(b)	Amended and Restated Articles of Incorporation of the Company, as amended (2)

4(c)	Restated Code of Regulations of the Company, as amended (3)

4(d)	ALARIS Medical Systems, Inc. Non-Employee Director Stock Option Plan

4(e)	ALARIS Medical Systems, Inc. 2004 Stock Incentive Plan

4(f)	ALARIS Medical Systems, Inc. 1996 Stock Option Plan

4(g)	Third Amended and Restated 1988 Stock Option Plan

5	Opinion of Stephen T. Falk as to legality of the Common Shares being registered

23(a)	Consent of Ernst & Young LLP

23(b)	Consent of Stephen T. Falk (included in opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included in the signature page to this registration statement)

(1)	Included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 1-11373) and incorporated herein by reference.

(2)	Included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (File No. 1-11373) and incorporated herein by reference.

(3)	Included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 1-11373) and incorporated herein by reference.

Item 9. Undertakings.

A. The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the

Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, state of Ohio, on this 27th day of October, 2004.

CARDINAL HEALTH, INC.
By:	/s/ Robert D. Walter
Robert D. Walter, Chairman and
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul S. Williams as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 27th, 2004.

Signature	Title
/s/ Robert D. Walter Robert D. Walter	Chairman, Chief Executive Officer (principal executive officer) and Director
/s/ J. Michael Losh J. Michael Losh	Chief Financial Officer (principal financial officer and principal accounting officer) and Director

Signature	Title

/s/ Dave Bing Dave Bing	Director
/s/ George H. Conrades George H. Conrades	Director
/s/ John F. Finn John F. Finn	Director
/s/ Robert L. Gerbig Robert L. Gerbig	Director
/s/ John F. Havens John F. Havens	Director
/s/ John B. McCoy John B. McCoy	Director
/s/ Richard C. Notebaert Richard C. Notebaert	Director
/s/ Michael D. O’Halleran Michael D. O’Halleran	Director
/s/ David W. Raisbeck David W. Raisbeck	Director
/s/ Jean G. Spaulding Jean G. Spaulding	Director
/s/ Matthew D. Walter Matthew D. Walter	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4(a)	Specimen Certificate for the Company’s Common Shares (1)

4(b)	Amended and Restated Articles of Incorporation of the Company, as amended (2)

4(c)	Restated Code of Regulations of the Company, as amended (3)

4(d)	ALARIS Medical Systems, Inc. Non-Employee Director Stock Option Plan

4(e)	ALARIS Medical Systems, Inc. 2004 Stock Incentive Plan

4(f)	ALARIS Medical Systems, Inc. 1996 Stock Option Plan

4(g)	Third Amended and Restated 1988 Stock Option Plan

5	Opinion of Stephen T. Falk as to legality of the Common Shares being registered

23(a)	Consent of Ernst & Young LLP

23(b)	Consent of Stephen T. Falk (included in opinion filed as Exhibit 5 hereto)

24	Power of Attorney (included in the signature page to this Registration Statement)

(1)	Included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 1-11373) and incorporated herein by reference.

(2)	Included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (File No. 1-11373) and incorporated herein by reference.

(3)	Included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 1-11373) and incorporated herein by reference.